EXHIBIT 10.14

CHINA TEL GROUP, Inc.

US $45,000,000

CONVERTIBLE NOTES

Due December 31, 2009

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AMENDED AND RESTATED CONVERTIBLE NOTE

PURCHASE AGREEMENT

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DATED NOVEMBER 17, 2008

NEITHER THE NOTE DESCRIBED HEREIN NOR THE SHARES OF COMMON STOCK THAT MAY BE ISSUED UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, HYPOTHECATED, GIVEN, BEQUEATHED, TRANSFERRED, ASSIGNED PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SUCH SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, TO THE EXTENT REASONABLY REQUESTED BY THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

IN ADDITION, THE NOTE MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE NOTE.  NO TRANSFER OF THE NOTE WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE NOTE.  THE NOTE IS ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE NOTE.

CHINA TEL GROUP INC.

Convertible Promissory Notes due December 31, 2009

THIS AMENDED AND RESTATED CONVERTIBLE NOTE PURCHASE AGREEMENT (the “Agreement”), is entered into on the date forth below, to be effective as of November 17, 2008 (the “Effective Date”), by and among China Tel Group, Inc., a Nevada corporation formerly known as Mortlock Ventures, Inc. (the “Company”), and the undersigned as “Purchaser”.

RECITALS

This Agreement is entered into with reference to the following facts:

A.
WHEREAS, Purchaser previously executed that certain Convertible Note Purchase Agreement dated February 12, 2008 with Mortlock Ventures, Inc. (the prior name of China Tel Group, Inc.) (the “February 2008 Purchase Agreement”).

B.	WHEREAS, the February 2008 Purchase Agreement was amended on three occasions with amendments dated March, 2008, April, 2008, and May, 2008 (the “2008 Amendments”);

C.
WHEREAS, the purpose of this Agreement is to amend and restate the February 2008 Purchase Agreement in its entirety in order to: (i) incorporate all of the 2008 Amendments; (ii) extend the maturity date of the Notes (as defined herein) from December 31, 2008 to December 31, 2009; (iii) provide the Purchaser with a 20% increase in the outstanding balance (principal and interest) of the Note previously purchased and issued to Purchase, provide the Purchaser with the right to call for the redemption of the Note prior to December 31, 2009 under certain conditions, modify the conversion rights of Purchaser on the Note, and provide certain registrations rights on the converted shares as consideration for the extension of the maturity date of the Notes.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, by affixing their signature below, Purchaser and the Company are agreeing to amend and restate the February 2008 Purchase Agreement, the 2008 Amendments and all representations and warranties made in connection with or in relation to the February 2008 Agreement as set forth in this Agreement.  All Exhibits and Schedules attached to the February 2008 Purchase Agreement shall remain in full force and effect and are incorporated herein by this reference.  Based upon the foregoing the Purchaser and the Company hereby agree to be legally bound as follows:

SECTION 1.          AUTHORIZATION OF NOTE.

The Company has authorized the offering and sale (the “Offering”) of Convertible Notes in the aggregate principal amount of up to $45 million, with such terms as set forth below (the “Notes”).  Certain capitalized terms used in this Agreement are defined below in Section 22; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit to the February 2008 Purchase Agreement.

SECTION 2.          SALE AND PURCHASE OF NOTE.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, the Note at the purchase price of 100% of the principal amount of the Note (the “Purchase Price”).  Purchaser previously received a Note at the time of the investment by Purchaser in the Company.  All of the terms of the Note provided to Purchaser remain in full force and effect except as amended and modified as follows: (a) the Note shall now mature (become due) on December 31, 2009, (the “Maturity Date”) rather than December 31, 2008 as set forth in the Note issued to Purchaser; and (b) in outstanding balance of the Note (principal and accrued interest) shall be increased by 20% (”Increased Outstanding Balance”), and the Note shall accrue interest on the Increased Outstanding Balance of the Note as set forth in Section 8 of this Agreement as of the date of Purchaser’s execution of this Agreement.

SECTION 3.          CLOSING.

The Purchaser and the Company acknowledge that the Closing of the investment in the Notes has occurred prior to the date of this Agreement (the “Closing”).  The date of delivery of the Note to the Purchaser shall be referred to herein as the “Closing Date”.

SECTION 4.          CONDITIONS TO CLOSING.

Section 4.1.  Conditions to Purchaser's Obligation to Purchase Notes.  Both parties acknowledge that all conditions precedent to the issuance of the Notes has been satisfied.

Section 4.2  Additional Conditions.  The Purchaser acknowledges and agrees that the Company’s obligation to sell the Note to the Purchaser is further subject to the following conditions:

(a)           that the issue, sale and delivery of the Note is exempt from all registration requirements and the requirements to file a prospectus or registration statement, or deliver an offering memorandum under applicable securities legislation relating to the sale of the Note or that the Company has received such orders, consents, or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement, or delivering an offering memorandum;

SECTION 5.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you as of the Closing Date that:

Section 5.1.  Organization; Power and Authority.  The Company is a corporation validly existing and in good standing under the laws of the State of California and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver the Loan Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2. Authorization, etc.  Each of the Loan Documents have been duly authorized by all necessary corporate action on the part of the Company, and each such Loan Document constitutes, and upon execution and delivery thereof each such Loan Document will constitute (assuming due execution and delivery by the Purchaser to the extent provided for therein), a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure.  This Agreement, the Loan Documents, the certificates or Schedules delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

Section 5.4. Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by the Company of the Loan Documents will not: (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien, except as contemplated in the Loan Documents, in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, Charter Document, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any current statute or other rule or regulation of any Governmental Authority applicable to the Company, in each case the effect of which could have a Material Adverse Effect.

Section 5.5. Governmental Authorizations, etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes that will not have been obtained prior to the Closing.

Section 5.6. Litigation; Observance of Agreements, Statutes and Orders.

(a)           There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected, if adversely determined, to have a Material Adverse Effect.

(b)           The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.7. Licenses, Permits, etc.

(a)           The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material to the conduct of its business as currently being conducted, without, to the Knowledge of the Company, conflict with the rights of others;

(b)           To the Knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(c)           To the Knowledge of the Company, there is no Material violation by any Person of any right of any the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.
Section 5.8. Private Offering by the Company.  Neither the Company nor to the Knowledge of the Company anyone authorized to act on its behalf has offered the Note or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you and not more than thirty-five (35) other investors, each of which has been offered the Note at a private sale for investment and not with a view to the distribution thereof or any interest therein.  Neither the Company nor to the Knowledge of the Company anyone authorized to act on its behalf has taken, or will take, any action that would subject the issuance or sale of the Note to the registration requirements of Section 5 of the Securities Act; provided, however, the availability of an exemption from the registration requirements of Section 5 is based upon the accuracy and completeness of the representations and warranties of each Purchaser (and each other Person acquiring the Note from such Purchaser) set forth in Section 6 on which the Company will rely. In connection with the offer and sale of the Note, the Company has not conducted any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, the Internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

Section 5.9. Capitalization.  As of the date of this Agreement, the authorized capital of the Company consists of two classes of common stock: Series A common shares of which there are 85,525,595 shares issued and outstanding and Class B common shares of which there are 66,909,088 shares issued and outstanding.

SECTION 6.          REPRESENTATIONS OF THE PURCHASER.

Section 6.1. Due Authorization; Absence of Conflicts; Enforceability; Purchase for Investment, etc.

(a)           You represent and warrant to Company that you have the full legal capacity, power and authority to execute, deliver and perform the Loan Documents to which you are a party; the execution, delivery and performance by you of each Loan Document to which you are a party has been duly authorized by all necessary legal action on your part; your execution, delivery and performance of the Loan Documents to which you are a party and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with, (i) any provision of any governing instrument applicable to you, or (ii) any Material permit, franchise, judgment, decree, law, rule or regulation applicable to you or your assets; or (b) result in any Material breach of any terms or provisions of, or constitute a Material default under, any Material contract, agreement or instrument to which you are a party or by which you are bound; and such Loan Document constitutes a legal, valid and binding obligation enforceable against you in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           You represent and warrant to the Company that you are purchasing for your own account or for one or more separate accounts maintained by you and not with a view to the distribution thereof or any interest therein: (i) the Note and, (ii) upon conversion of the Note, the Shares; provided that the disposition of your or their property shall at all times be within your or their control and in compliance with applicable Securities Laws.  You understand that the Note and the Shares have not been and will not be registered under any Securities Laws and may be resold only if registered pursuant to the provisions of applicable Securities Laws or if an exemption from such registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  You represent and warrant to the Company that you are an “accredited investor” as defined under Rule 501(a) of the Securities Act.

(c)           You understand that you must bear the economic risk of an investment in the Securities because, among other reasons, the offering and sale of Note and the Shares have not been and will not be registered under applicable Securities Laws; the Note and the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and, therefore, the Securities cannot be re-sold unless such sales are subsequently registered under applicable Securities Laws or an exemption from such registration is available.  A legend to this effect shall be set forth on the face of the Note and absent an effective registration under the Securities Act each certificate evidencing any Shares issued upon conversion of the Note.

(d)           You have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of your investment in the Securities and you are capable of bearing the economic risks of such investment, including a complete loss of your investment.

Section 6.2 Access to Information.  Without affecting your right to rely on the Company’s representations and warranties set forth herein, you have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense concerning the Company, its business affairs, financial condition and terms and conditions of the purchase of the Note and conversion of the Note as you have requested in order to enable you to evaluate the merits and risks of an investment in the Note and upon its conversion to Common Stock.

Section 6.3 Risks, Lack of Information, Resale Restrictions.  The Purchaser is aware and represents, acknowledges and/or agrees that:

(a)           AN INVESTMENT IN THE SECURITIES INCLUDES A HIGH DEGREE OF RISK AND THE PURCHASER MAY LOSE ITS ENTIRE INVESTMENT;

(b)           IT HAS HAD THE OPPORTUNITY TO ASK QUESTIONS AND RECEIVED ANSWERS FROM AN EXECUTIVE OFFICER OF THE COMPANY REGARDING THE OPERATIONS OF THE COMPANY, INCLUDING, BUT NOT LIMITED TO, RISK FACTORS APPLICABLE TO THE COMPANY;

(c)           The Company may complete additional financings in the future in order to develop the business of the Company and fund its ongoing development, and such future financings may have a dilutive effect on current security holders of the Company, including the Purchaser;

(d)           The Purchaser has not been provided with, nor has it requested, an offering memorandum or any similar document in connection with its subscription for the Note, and its decision to execute this Agreement and to purchase the Note has been based upon the representations and warranties of the Company made herein, the publicly available information concerning the Company and the Purchaser's own due diligence regarding the Company and not upon any verbal or other written representation as to fact or otherwise made by or on behalf of the Company or any employees, agents or affiliates thereof, and the Company assumes no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the publicly available information upon which the investment decision may have been made or as to whether all information concerning the Company required to be disclosed by the Company has been disclosed;

(e)           No agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Securities or the Offering;

(f)           The purchase of the Note has not been made through, or as a result of, and the distribution of the Note is not being accompanied by, and the Purchaser is not aware of, any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(g)           The Note is being offered for sale on a “private placement” basis only;

(h)           The issuance, sale and delivery of the Note to the Purchaser or (if applicable) to any purchaser on whose behalf it is contracting hereunder, is conditional upon such issuances and sales being exempt from the registration requirements and the prospectus requirements, or the requirement to file a registration statement, of all applicable securities legislation relating to the issuance and sale of the Note, or upon the issuance of such orders, consents or approvals as may be required to permit such sales without the requirement of filing a prospectus or complying with the registration requirements;

(i)           The Company, or its successors, may be required to disclose to applicable securities regulatory authorities the identity of the beneficial purchasers of the Note;

(j)           The certificates representing the Securities shall bear a legend to the effect that transfer is prohibited except: (i) pursuant to registration under the U.S. Securities Act, or (ii) pursuant to an available exemption from registration; provided that an opinion of counsel is furnished to the Company, to the extent reasonably requested by the Company, in form and substance reasonably satisfactory to the Company, to the effect that an exemption from the registration requirements of the Securities Act of 1933 and/or applicable state securities law is available;

(k)           The Securities will be subject to resale restrictions under applicable securities legislation, rules, regulations and policies, and the Purchaser or (if applicable) others for whom it is contracting hereunder will comply with all relevant securities legislation, rules, regulations and policies concerning the Securities and will consult with its own legal advisers with respect to complying with all restrictions applying to any such resale and further agrees that it, or (if applicable) others for whom it is contracting, is solely responsible for compliance with all applicable resale restrictions and will only resell the Securities in compliance with all applicable securities laws;

Section 6.4.     Qualification for Offering and Purchase of Note.  The Purchaser further represents and warrants as to the following:

(a)           it is either: (i) an accredited investor at the time of the purchase of the Securities and is purchasing the Securities as principal for its own account or for the account of another accredited investor as to which it exercises sole investment discretion, and not with a view to the resale, distribution or other disposition of all or any of the Securities, and is delivering concurrently with this Agreement the Certification for U.S. Securities Law Compliance – Regulation D in the form attached to this Agreement as Schedule B; or (ii) a non-U.S. Person, is outside of the U.S. at the time of the purchase of the Securities and is purchasing the Securities as principal for its own account or for the account of another non-U.S. person as to which it exercises sole investment discretion, and not with a view to the resale, distribution or other disposition of all or any of the Securities, and is delivering concurrently with this Agreement the Certificate of Non-U.S. Person in the form attached to this Agreement as Schedule C;

(b)           it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restriction on transfer set forth and described herein;

(c)           it (and if the Purchaser is acting as agent for a disclosed principal, such disclosed principal) was offered the Note in, and does business in, the jurisdiction of the Purchaser’s place of business as referenced on Schedule A attached hereto;

(d)           it (and any beneficial purchaser for whom it is acting) has been independently advised as to, and is aware of, the restrictions with respect to trading in the Securities pursuant to the applicable securities laws and the rules of any applicable stock exchanges and further agrees that it (and any beneficial purchaser for whom it is acting) is solely responsible for compliance with all such restrictions;

(e)           if required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, it will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issuance of the Note and the underlying Common Shares;

(f)           it (and if the Purchaser is acting as agent for a disclosed principal, such disclosed principal) is responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated herein;

(g)           it is solely responsible for its own due diligence investigation of the Company, its business and financial condition, for its own analysis of the merits and risks of its investment in the Securities made pursuant to this Agreement and for its own analysis of the terms of its investment;

(h)           it is solely responsible for obtaining such advice concerning the tax consequences of its investment in the Securities and it is not relying on the Company or its respective counsel for advice concerning such tax consequences;

(i)           the purchase of the Note by the Purchaser hereunder is not a transaction in which any director or officer of the Company, or any beneficial owner of securities carrying more than ten percent (10%) of the voting rights attaching to all outstanding voting securities of the Company, has a direct or indirect beneficial interest; and

(j)           if it decides to offer, sell or otherwise transfer any of the Securities, the Purchaser will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i)           the sale is to the Company;

(ii)           the sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations and the Purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Regulation S under the U.S. Securities Act;

(iii)           the sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws, and the Purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv)           the Securities are sold in the United States in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the Purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(v)           the sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

The Purchaser acknowledges and agrees that the Company will refuse to register any sale of Securities made in breach of the provisions hereof; and all of the acknowledgements, representations, warranties and covenants set out in Schedule B or Schedule C, whichever is delivered by Purchaser pursuant to Section 6.4(a) hereto are true and correct as of the day hereof and are incorporated by reference herein.

Section 6.5.   Source of Funds.  You represent and warrant to the Company that the source of funds to be used by you to pay the purchase price of the Note to be purchased by you hereunder is from your own personal assets and is not: an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995); an employee benefit plan or group of plans maintained by the same employer or employee organization or a separate account or trust fund comprised of one or more employee benefit plans; an insurance company pooled separate account, within the meaning of PTE 90-1 (issued February 29, 1990); a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991); an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption); or a governmental plan.

As used in this Section 6.5, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Section 6.6  Payment of Commissions.  You hereby represent and warrant that you are aware of and agree that the Company shall pay a commission equal to six percent (6%) of the principal amount of the Note to Westmoore Securities Inc. and upon the sale of all other convertible notes sold by the Company under the Offering.

SECTION 7.          INFORMATION AS TO THE COMPANY.

Section 7.1.  Inspection.  Subject to the provisions of Section 20, the Company shall permit the representatives of each holder of Notes to meet with an executive officer of the Company, to discuss the affairs, finances and accounts of the Company with such executive officer.

SECTION 8.          PRINCIPAL AND INTEREST; MATURITY.

Section 8.1  Principal and Interest.

(a)           The Company shall repay in full the Note on the Maturity Date in an amount equal to the aggregate principal amount of the Note outstanding on the Maturity Date taking into affect the Increased Outstanding Balance, plus accrued and unpaid interest thereon, unless and to the extent that the Note is earlier redeemed, repurchased, repaid or converted in accordance with the terms of the Note.

(b)           Interest shall accrue on the  Increased Outstanding Balance of the Note at the rate of ten percent (10%) per annum from the Closing Date, until and to the extent that the principal amount of the Note is paid or the principal amount of the Note has been converted as provided in Section 9 hereof.  Interest on the Note shall be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.

(c)           If a date for payment of principal is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

(d)           Except as provided in the following sentence, the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts in immediately available funds by wire transfer to a U.S. dollar account maintained by the holder with a bank in the United States designated in writing by the holder.

Section 8.2. Redemption of Note.  Notwithstanding Section 8.1 of this Agreement, after March 31, 2009, Purchaser shall have the right to irrevocably call on the Company to redeem the Note through the payment of all outstanding principal and interest (calculated on the Increased Outstanding Balance) upon Ninety (90) days written notice to the Company.  In the event that the Purchaser desires to irrevocably call for the redemption of the Note by the Company, the Purchaser shall deliver to the Company: (1)  a Notice of Election to Redeem in the form attached hereto as Exhibit B; and (2) the original, signed copy of the Note.

SECTION 9.          CONVERSION OF NOTES.

Section 9.1. Conversion by Purchaser.

(a)           The Purchaser shall have the option to convert the Note, and all accrued interest on the principal amount of the Note at anytime following the date of this Agreement into shares of Series A common stock of the Company (the “Shares”).  In the event that the Purchaser wishes to convert the Note, the Purchaser shall deliver to the Company a Notice of Election to Convert in the form attached hereto as Exhibit C and the other items described in subsection (b) of this Section 9.1.

(b)           The principal balance and all accrued and unpaid interest thereon (for purposes of this Section 9, such amount is referred to as the “Amount Owing”), shall be converted into Shares at the Conversion Price as defined in Section 9.2 below on the date that the Company receives the following items from the Purchaser (such shall be deemed to be the “Conversion Date”): (1) the Purchaser’s signed Notice of Election to Convert; and (2) the original, signed copy of the Note.

(c)           Purchaser shall also provide to the Company, if required and instructed to do so by the Company: (1) appropriate endorsements and transfer documents; and (2) payment of transfer or similar tax.

(d)           Nothing in this Section 9.1 shall be deemed to require the Purchaser to elect to convert the Note.

(e)           Purchaser acknowledges and agrees the Shares have not been registered by the Company.

Section 9.2 Conversion Price.  The Amount Owing shall be converted into Shares (as such term is defined in Section 22 below) at a conversion price (the “Conversion Price”) per Share equal to the lesser of: (1) $0.95 (ninety five cents); or (2) eighty percent (80%) of the volume weighted average of the closing bid price for the Shares on the Over The Counter Bulletin Board Exchange for the ten (10) day period prior to Purchaser’s election to convert under Section 9.1.

Section 9.3.  Registration of Shares.  The Company agrees to use its best efforts to file a Form S-1 or similar registration statement with the Securities and Exchange Commission after completion of the Company’s 2008 fiscal year audit to register the Shares to be issued to Purchaser under this Section 9.

Section 9.4. Taxes on Conversion.

(a)           If the Purchaser converts the Note, the Purchaser shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion.  The Company may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Purchaser’s name until the Company receives a sum sufficient to pay any tax which shall be due.

(b)           The Company may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Purchaser’s name unless the Company receives documentation pursuant to Section 14.2(b) hereof with respect to the transfer of such Note in respect of the transfer of Common Shares.

SECTION 10.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any principal amount of the Note issued by the Company pursuant to this Agreement or any similar Notes are outstanding:

Section 10.1.  Insurance.  The Company will maintain with insurers which on the date the policy commences are financially sound and reputable, insurance with respect to its Material properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 10.2. Maintenance of Properties.  The Company will maintain and keep, or cause to be maintained and kept, its interests in all of its assets constituting Material tangible personal property in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be conducted in the ordinary course at all times, provided that this Section shall not prevent the Company from discontinuing the operation and the maintenance of any of its assets if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 10.4.  Corporate Existence, etc.  The Company will at all times preserve and keep in full force and effect its corporate existence.
SECTION 11.          NEGATIVE COVENANTS.

Except with the prior written consent of the Purchaser, so long as any principal amount of any of the Notes issued in this Offering is outstanding, the Company covenants with the Purchaser as follows in this Section 11:

Section 11.1.  Transactions with Affiliates.  The Company will not enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of Material properties of any kind or the rendering of any service) with any Affiliate (other than another Material Subsidiary or the Asset Acquisition), except in the ordinary course and pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 11.2.  Restricted Payments.  The Company will not make any Restricted Payments, except: (a) the Company may declare and pay: (i) dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests or Indebtedness and (ii) interest and principal on Indebtedness owed by the Company to a Subsidiary, and (b) the Company may make distributions pursuant to and in accordance with stock incentive plans or other compensation plans for management or employees of the Company and its Subsidiaries.

Section 11.3.   Sale of Assets, etc.  The Company will not make any Transfer of assets, other than to a wholly owned subsidiary.

Section 12.  Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the Company defaults in the payment of any principal at the applicable Redemption Price, if any, on the Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           the Company defaults in the payment of any interest on the Note for more than five (5) Business Days after the same becomes due and payable; or

(c)           the Company defaults in the performance of or compliance with any term contained in Section 8.6 or Section 11 and remains in default after the expiration of a thirty (30) day cure period; or

(d)           the Company defaults in the performance or compliance in any Material respect with any other material term herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 12) and such default is not remedied within thirty (30) days after the earlier of (i) a Senior Financial Officer obtaining actual and not constructive knowledge of such default and (ii) the Company receiving written notice of such default from any holder of the Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 12); or
(e)           any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, in any Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(f)           the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(g)           a court or governmental authority of competent jurisdiction enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed or stayed pending appeal within ninety (90) days, or are not discharged within sixty (60) days after the expiration of such stay; or

(h)           a final judgment or judgments for the payment of money aggregating in excess of US$7,500,000 (to the extent not covered by insurance) are rendered against the Company and which judgments are not, within ninety (90) days after entry thereof, bonded, discharged, finally settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(i)           (i) this Agreement, the Note, or any other Loan Document ceases to be in full force and effect (except in accordance with its terms) or is declared null and void or the validity or enforceability is contested or challenged by Company, any Affiliate of Company or any of its respective partners or shareholders; or (ii) Company denies that it has any further liability or obligation under any of the Loan Documents prior to the indefeasible satisfaction in full of all Obligations under the Loan Documents.

SECTION 13.          REMEDIES ON DEFAULT, ETC.

Section 13.1.  Acceleration.

(a)           If an Event of Default with respect to the Company described in paragraph (f) or (g) of Section 12 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause (vi) of paragraph (f) by virtue of the fact that such clause encompasses clause (i) of paragraph (f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the Purchaser may at any time at its option, by notice to the Company, declare the Note then outstanding to be immediately due and payable.

Upon the Note becoming due and payable under this Section 13.1, whether automatically or by declaration, it will forthwith mature and the entire unpaid principal amount thereof at the applicable Redemption Price, if any, plus all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.
Section 13.2.  Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 13.1, the holder thereof may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 13.3.   Costs and Expenses.  The Company shall pay all costs and expenses of amending, administering, implementing, collecting, defending, declaring and enforcing holder rights under this Agreement, the Note or other instrument or agreement delivered in connection with any of the Loan Documents, including searches and filings at all times, and holder’s reasonable attorneys’ fees (actually incurred, regardless of whether any litigation is commenced or default is declared and regardless of tribunal or jurisdiction).

Section 13.4.   Rescission.  At any time after the Note has been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the Purchaser, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Note and all principal at the applicable Redemption Price, if any, on the Note that is due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal at the applicable Redemption Price, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Note, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Note.  No rescission and annulment under this Section 13.4 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 13.5.  No Waivers or Election of Remedies, Expenses, etc.  No course of dealing and no delay on the part of the Purchaser in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Purchaser’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of the Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys’ fees, expenses and disbursements actually incurred.

SECTION 14.          REGISTRATION AND TRANSFER.

The Company and, by acceptance of the Note, the Purchaser hereby agree that the following provisions shall govern the registration, sale, assignment, pledge, transfer, encumbrance or other disposition of the Note.

Section 14.1  Note Registration.  The Company shall keep at its principal office a register (the “Register”) in which the Company shall enter the name and address of the registered holder of the Note.  References to the “Purchaser” or “Purchasers” of the Note shall mean the person listed in the Register as the payee of the Note unless the payee shall have presented the Note to the Company for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder.  The registered Purchaser of the Note may be treated as the owner of it for all purposes.

Section 14.2  Disposition.

(a)           The Purchaser may not Transfer the Note, in whole or in part, directly or indirectly, except in accordance with Section 14.2(b).  Any purported Transfer other than in accordance with the terms hereof and thereof shall be void and without force or effect.

(b)           A Transfer of the Note shall only be effected by the Purchaser hereof by delivery of the Note to the Company (with the instrument of assignment provided on the Note properly completed in accordance with the terms and conditions of the Note), accompanied by an opinion of counsel, in form and substance, and from counsel, reasonably satisfactory to the Company to the effect that such Transfer does not violate the Securities Act or any applicable state or foreign securities laws, and by such other evidence as the Company may reasonably require of compliance with the Securities Act and applicable state or foreign securities laws and with the provisions of the Note, at the Company’s principal office or at such other location as the Company shall designate in writing to the Purchaser; provided, however, that such transfer of the Note shall become effective only upon, and shall not be effective for any purpose until, the Company has received the Note.

Section 14.3.  Replacement of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Note (which evidence shall be notice from the Purchaser of such loss, theft, destruction or mutilation), and upon surrender and cancellation thereof, the Company, at its own expense, shall execute and deliver in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, as the case may be.

SECTION 15.          PAYMENTS ON NOTE.

Section 15.1.  Place of Payment.  Subject to Section 15.2, payments of principal and interest becoming due and payable on the Note shall be made at the principal office of the Purchaser of the Note. The Purchaser of the Note may at any time, by notice to the Company, change the place of payment of the Note so long as such place of payment shall be either the principal office of the Purchaser of such Note in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.  Home Office Payment.  So long as you or your nominee shall be the Purchaser of the Note, and notwithstanding anything contained in Section 15.1 or in the Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of the Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of the Note, you shall surrender the Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1.

SECTION 16          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained in the Loan Documents shall survive the execution and delivery of the Loan Documents and the Note, the purchase by you of the Note and any partial payment on the Note and shall expire and be of no further force and effect when all principal, interest and other amounts payable on the Note shall have been indefeasibly paid in full in accordance with the provisions thereof. The Loan Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

Section 17.1.  Requirements.  This Agreement and the Note may be amended, and the observance of the Note may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Purchaser.

Section 17.2.  Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 17 is binding upon the Purchaser of the Note and upon each future Purchaser of the Note and upon the Company without regard to whether the Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the Purchaser of the Note or any delay in exercising any rights hereunder or under the Note shall operate as a waiver of any rights of the Purchaser.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

SECTION 18.          NOTICES.

All notices and communications provided for hereunder shall be in writing and sent:

(a)           by facsimile transmission if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or

(b)           by registered or certified mail with return receipt requested (postage prepaid), or

(c)           by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)           if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii)           if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Executive Officer, or at such other address as the Company shall have specified to the Purchaser of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) subject to the provisions of Section 20, financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or the Purchaser of Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to you or any holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Loan Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you or such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you or such Purchaser prior to the time of such disclosure through no act or omission by you or any Person authorized to act on your behalf in breach of any duty of confidentiality, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary from any Person who has not breached any duty of confidentiality owed to the Company or any Subsidiary, or (d) concerns or relates to the U.S. federal income tax treatment or U.S. federal income tax structure of the transactions contemplated hereby (and you may disclose to any and all persons, without limitation of any kind, any such information with respect to such U.S. federal income tax treatment and U.S. federal income tax structure). You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you and you may only use the Confidential Information in connection with the transactions contemplated by the Loan Documents, including, without limitation, the administration, preservation, or enforcement of your rights relating to your investment represented by your Notes, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes) who are subject to a duty of confidentiality or otherwise agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Purchaser of any Note who agrees to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement; provided, however, prior to disclosing any Confidential Information pursuant to clauses (vi), (vii) or (viii) (other than in connection with clause (z) of clause (viii)) you shall (if reasonably practicable under the circumstances and provided that you are not legally prohibited from doing so) notify the Company of the proposed disclosure and afford it a reasonable opportunity to seek an injunction or other protective order against the public release of all or any portion of such Confidential Information.  Each Purchaser of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any Purchaser of a Note of information required to be delivered to such Purchaser under this Agreement or requested by such Purchaser (other than a Purchaser that is a party to this Agreement or its nominee), such Purchaser will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.          MISCELLANEOUS.

Section 21.1.  Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Purchaser of a Note) whether so expressed or not.

Section 21.2.  Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 21.3. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.4. Construction and Interpretation.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The parties acknowledge and agree that: (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its revision, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto and not in favor or against any party, regardless of which party was generally responsible for the preparation of this Agreement.  The terms “herein”, "hereof"" or “hereunder” shall refer to the entire Agreement; all references to Sections shall refer to sections of this Agreement; “including” means “and including without limitation.”  Words importing the singular also include the plural and vice versa.

Section 21.5.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 21.6.  Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, excluding choice of law principles of the law of such locale that would require the application of the laws of a jurisdiction other than such locale.

Section 21.7   Submission to Jurisdiction.  For the purposes of any action or proceeding involving this Agreement, the Notes or any other agreement or document referred to herein or therein, the Company hereby expressly submits to the nonexclusive jurisdiction of all courts sitting in the State of California and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed.  The Company hereby waives, and shall cause its Subsidiaries to irrevocably waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other agreement or document referred to herein or therein brought in any court sitting in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 22.          DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“This Agreement” means this Amended and Restated Convertible Note Purchase Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” means the US Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Common Stock” or “Common Shares” means the common stock, par value $0.001 per share, of the Company.

“Company” means China Tel Group Inc., a Nevada corporation.

“Confidential Information” is defined in Section 20.

“Consolidated Assets” means the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with applicable GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

"Conversion Price" has the meaning set forth in Section 9.2.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Distribution” means, in respect of any corporation, association or other business entity:

(a)           dividends or other distributions or payments on capital stock or other Equity Interests of such corporation, association or other business entity (except distributions in such stock or other Equity Interests or Indebtedness as permitted by the Agreement); and

(b)           the redemption or acquisition of such stock or other Equity Interests or of warrants, rights or other options to purchase such stock or other Equity Interests (except when solely in exchange for such stock or other Equity Interests or Indebtedness as permitted by the Agreement) unless made, contemporaneously, from the net proceeds of a sale of such stock or other Equity Interests.

“Dollar” or “$” means lawful money of the United States of America.

“Environmental Laws” means any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 13.

“Exchange Act” means the US Securities Exchange Act of 1934.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund but excluding any governmental plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee) or other similar program established or maintained outside the United States of America by the Company or any ERISA Affiliate for the benefit of employees of the Company or any ERISA Affiliate residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment excluding contractual notice payments, and which plan is not subject to ERISA or the Code.

“Fundamental Change” means, with respect to the Company, the occurrence of any transaction to which the Company is a party (including without limitation any recapitalization or reclassification of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Ordinary), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Shares of the Company) or any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which all Common Shares are converted into or exchangeable for the right to receive other securities, cash or other property.

“GAAP” means generally accepted accounting principles as in effect from time to time in the stated jurisdiction.

“Governmental Authority” means

(a)           the governments of

(i)           the United States of America, or the United Kingdom or any State, province or other political subdivision thereof, or

(ii)           any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including any stock exchange.

“Purchaser” is defined in Section 14.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)           its liabilities for the deferred purchase price of property acquired by such Person (excluding: (i) accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property, and (ii) where such deferred purchase price is in the form of equity);

(b)           all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases;

(c)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(d)           all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) other than with respect to letters of credit which are 100% cash collateralized;

(e)           interest rate, currency or commodity (including crude oil and natural gas) swaps, caps, collars, forwards, futures or derivatives transactions or similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency of such Person; and

(f)           any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses: (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Institutional Investor” means (a) any Purchaser (including beneficial owners of the Notes), or (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Knowledge” means, either:

(i)           in respect of the Company, the actual and not constructive knowledge of any officers of the Company or any Subsidiary or any employees of the Company that report directly to any officers of the Company or any Material Subsidiary; or

(ii)           in respect of the Purchaser, the actual and not constructive knowledge of the officer of the Purchaser with responsibility for making or administering of the investment in the Notes.

“Legal Holiday” means any day on which commercial banks in New York City, NY are required or authorized to be closed.

“Loan Documents” means this Agreement, the Note, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith, all as amended, modified, restated or reassigned from time to time.

“Material” means material in relation to the business, operations, financial condition, assets or properties of the Company taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents.

“Note” is defined in Section 1.

“Obligations” means and include all Indebtedness, liabilities, obligations, covenants, duties and amounts owing or to be owing by Company to Purchasers of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising directly or indirectly, under any Loan Documents, and all renewals, extensions and/or rearrangements of any of the foregoing.  The term includes, but is not limited to, all interest, reasonable charges, expenses, consultants’ and attorneys’ fees and any other sum chargeable to Company under any of the Loan Documents.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Payment Default” means an event of default which occurs and is continuing pursuant to Sections 12(a) or 12(b).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Register” is defined in Section 14.1.

“Restricted Payments” means any Distribution in respect of the Company, including, without limitation, any Distribution resulting in the acquisition by the Company of securities which would constitute treasury stock.

“SEC” means the United States Securities and Exchange Commission or any other successor Governmental Authority.

“Securities” means the Note and the Shares.

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the Securities Act and all other federal, provincial or state securities or “blue sky” laws or foreign securities laws and all rules or regulations promulgated thereunder by any Governmental Authority, each as amended from time to time.

“Shares” means shares of the Company’s Series A Common Stock.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership of which the Company or a Subsidiary is the general partner.

“Transfer” or “Transferred” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property having a Fair Market Value of greater than US $5 million.

The Company will be entitled to rely on delivery by facsimile of an executed copy of this Agreement, including the completed attachments hereto, and acceptance by the Company of such facsimile copy will be legally effective to create a valid and binding agreement between the Company and the Purchaser in accordance with the terms hereof.

Signature of Purchaser (on its own behalf and, if applicable, on behalf of each principal for whom it is contracting hereunder).

_______________________________________________________
(Signature of Purchaser)

_______________________________________________________
(Full Name of Purchaser - please print)

_______________________________________________________
(Authorized Signature)

_______________________________________________________
(Name and Official Capacity - please print)

CONFIRMATION AND ACCEPTANCE

This Amended and Restated Convertible Note Purchase Agreement is confirmed and accepted by the CHINA TEL GROUP, INC.

DATED as of the _____________ day of                                                                                   , 2008.

SCHEDULE A

INFORMATION RELATING TO PURCHASER

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
_____________________________________________ _____________________________________________ _____________________________________________ Attn: Telephone No.: Facsimile No.:	US$ U
(1)      All payments by wire transfer of immediately available funds to:
_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________

(2)      All communications and notices of payments and written confirmations of such wire transfers to:

_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________

(3)      Details of Nominee (if applicable):

_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________

  SCHEDULE A

SCHEDULE B

  U.S.-Accredited Investor Certificate

Defined terms used but not defined herein hall have the meaning ascribed to such terms in the Amended and Restated Convertible Note Purchase Agreement (for U.S. Purchasers) (the "Note Purchase Agreement"), dated November 17, 2008, between China Tel Group Inc. (the "Company") and each Purchaser of Notes of the Company outside of Canada and the United States (the "Offering").

In connection with the execution of the Note Purchase Agreement to which this Schedule B is attached, the Purchaser represents and warrants to the Company that:

(a)
It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(b)
The Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares;

(c)
It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(d)
It understands the Securities have not been and will not be registered under the U.S. Securities Act of 1933 (the “U.S. Securities Act”) or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirement provided by Rule 506 of Regulation D.  It also understands that it will be required to furnish certain information about it and its holdings of the Company’s securities as part of the information that will be included in any registration statement with respect to the Securities;

(e)
The Purchaser acknowledges and agrees with the Company that the Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation D, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

(f)
It has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

SCHEDULE B

(g)	If it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)
the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws;

(iii)
the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(iv)	the sale is made pursuant to an effective registration statement filed under the U.S. Securities Act.

(h)
The Securities are “restricted securities” as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”) AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT FOUND IN REGULATION D PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED THEREUNDER, OR PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THESE AND ANY UNDERLYING SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(i)
It understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Securities, or any portion thereof.  The Company gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Securities;

(j)	It understands and agrees that the unaudited financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles;

SCHEDULE B

(k)
It consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Certification and the Note Purchase Agreement of which this Certification is a part;

(l)
if an individual, it is a resident of the state or other jurisdiction listed in its address on the Note Purchase Agreement, or if the Purchaser is not an individual, the office of the Purchaser at which the Purchaser received and accepted the offer to purchase the Securities is the address listed on Schedule A to the Note Purchase Agreement;

(m)
the Purchaser has properly complied with and duly executed this Certification for U.S. Securities Law Compliance and confirms the truth and accuracy of all statements made by the Purchaser in such certificate; and

(n)
The Purchaser, by initialing one of the categories below, represents and warrants to the Company that it is an “accredited investor” as defined in Regulation D (please place your initials on the appropriate line(s); if no categories are applicable, please do not place your initials beside any category):

______	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
______	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
______	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
	Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
______	Category 5.	An investment company registered under the Investment Issuer Act of 1940; or

______	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

SCHEDULE B

______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
______	Category 8.
A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

______	Category 9.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

______	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
Category 11.
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

______	Category 12.	A director, executive officer or general partner of the company; or

______	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

SCHEDULE B

______	Category 14.
A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______	Category 15.
A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

______	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above ca

_________________________________
Date

_________________________________
Duly authorized signatory for Purchaser

_________________________________
(Print name of Purchaser)

SCHEDULE B

SCHEDULE C

  Non-U.S. Person Certificate

Dated __________________, 2008

China Tel Group, Inc.
c/o Horwitz, Cron & Jasper, PLC
Four Venture Plaza Suite 390
Irvine, Ca. 92618

Defined terms used but not defined herein hall have the meaning ascribed to such terms in the Convertible Note Purchase Agreement (for Purchasers outside of the United States) (the "Amended and Restated Convertible Note Purchase Agreement"), dated November 17, 2008, between China Tel Group, Inc., a Nevada corporation (the "Company") and each Purchaser of Notes of the Company outside of the United States (the "Shares").

1.           The undersigned hereby represents, warrants and certifies that:

(a)
it is not a "U.S. person" (as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a "U.S. person" as:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

SCHEDULE C

(H)	Any partnership or corporation if:

(1)	organized or incorporated under the laws of any foreign jurisdiction; and

(2)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

The following are not "U.S. persons":

(A)
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(B)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(1)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(2)	The estate is governed by foreign law;

(C)
Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(D)	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(E)	Any agency or branch of a U.S. person located outside the United States if:

(1)	The agency or branch operates for valid business reasons; and

(2)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

SCHEDULE C

(F)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(b)	the offer and sale of the Shares was made in an "offshore transaction" (as defined under Regulation S under the U.S. Securities Act), in that:

(i)	the undersigned was outside the United States at the time the buy order for such Shares was originated; and

(ii)	the offer to sell the Shares was not made to the undersigned in the United States.

(c)
the transaction (i) has not been pre-arranged with a purchaser located inside of the United States or who is a U.S. person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

2.The undersigned hereby covenants that:

(a)
during the period prior to one year after the Closing (the "Restricted Period") it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

(b)	if it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)
the sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the period prior to the expiration of the Restrictive Period no sale may be made to any U.S. person or for the account or benefit of a U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Company a certificate substantially in the form hereof;

(iii)
the sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws and the purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv)	the Shares are sold in the United States in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and

SCHEDULE C

(v)
regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(vi)	the sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3.The undersigned acknowledges and agrees that:

(a)
the Shares are and will be "restricted securities" as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THESE SECURITIES ARE RESTRICTED SECURITIES (AS DEFINED UNDER RULE 144 UNDER THE U.S. SECURITIES ACT) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

DURING THE ONE YEAR PERIOD OF TIME FOLLOWING THE COSING  (THE "RESTRICTED PERIOD"), THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY WITHIN THE UNITED STATES, TO A U.S. PERSON (AS DEFINIED IN REGULATION S UNDER THE U.S. SECURITIES ACT), OR FOR THE ACOUNT OR BENEFIT OF A U.S. PERSON, EXCEPT PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER. DURING THE RESTRICTED PERIOD HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE MADE IN COMPLIANCE WITH THE U.S. SECURITES ACT.  THIS PARAGRAPH SHALL HAVE NO FURTHER EFFECT SUBSEQUENT TO THE EXPIRATION OF THE RESTRICTED PERIOD AND THEREAFTER MAY BE REMOVED.

(b)	the Company will refuse to register any sale of Shares made in breach of the provisions hereof.

SCHEDULE C

(c)	the Company may make a notation on its records or give instructions to its registrar(s) and transfer agent(s) in order to implement the restrictions on transfer set forth and described herein.

(d)
the addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. The undersigned further agrees that if any of the acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Company.

_____________________________________
Print name of Purchaser

By:
      Signature

    _____________________________
      Title

_____________________________________
(please print name of individual whose signature
 appears above, if different from name of
 purchaser printed above)

SCHEDULE C

EXHIBIT A

FORM OF CONVERTIBLE NOTE

EXHIBIT A

EXHIBIT B
NOTICE OF ELECTION TO REDEEM
PURSUANT TO SECTION 8.2 OF
AMENDED AND RESTATED CONVERTIBLE NOTE PURCAHSE AGREEMENT

TO CHINA TEL GROUP, INC.:

The undersigned Purchaser of this Note hereby irrevocably exercises the option to call for the redemption of this Note in accordance with the terms of the Amended and Restated Convertible Note Purchase Agreement, and directs that China Tel Group, Inc. to pay to the Purchaser all outstanding principal and interest (calculated on the Increased Outstanding Balance) due as of the date of payment within Ninety (90) days of the delivery of this Notice to the Company.

_______________________________________ Signature (Use exact name of Purchaser as shown on this Note)

Dated:                                                                , 2___

Signature Guaranteed

EXHIBIT B

EXHIBIT C

NOTICE OF ELECTION TO CONVERT
PURSUANT TO SECTION 9.1 OF
AMENDED AND RESTATED CONVERTIBLE NOTE PURCAHSE AGREEMENT

TO CHINA TEL GROUP, INC.:

The undersigned Purchaser of this Note hereby irrevocably exercises the option to convert this Note into Common Shares of CHINA TEL GROUP, INC. in accordance with the terms of this Note, and directs that the shares and the Common Shares issuable and deliverable upon the conversion be issued and delivered to the Purchaser hereof unless a different name has been indicated below.  If shares are to be issued in the name of a person other than the Purchaser, the Purchaser will pay all transfer taxes payable with respect thereto.

_______________________________________ Signature (Use exact name of Purchaser as shown on this Note)

Dated:                                                                , 2___

Signature Guaranteed

Fill in for name in which Shares are to be issued:

(Please print name and address, including zip code)

Social Security or other Taxpayer Identification Number

EXHIBIT C